Exhibit 99.1

Clean Power Concepts signs lease for Montana Canola Crush Plant

REGINA, Saskatchewan--(BUSINESS WIRE)--March 11, 2011--Clean Power Concepts Inc. (‘Clean Power’) (Over-The-Counter Bulletin Board: CPOW) today announced that it has signed a lease agreement for the property and equipment of a oilseed crush plant with Great Plains Oil Exploration (“Great Plains”). The oilseed processing plant is located in Culbertson, Montana.

Mr. Mike Shenher, C.E.O. of Clean Power Concepts, commented on the new agreement:

“Clean Power management is pleased to come to agreement with Great Plains for its Culbertson facility and we look forward to the enhanced production capacity for the crushing of oilseeds as we work continuously to meet demand for our growing list of customers.”

Clean Power Concepts is a producer of Filtered Canola Oil, Canola Feed Meal, Eco-Lubricants, Bio-Chemicals, Additives and renewable fuels. The Company manufactures and markets products under CLEAN POWER® and MOPO® brands. More information may be obtained at URL www.cleanpowerconcepts.com

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain cost adjustments and/or delays beyond the company's control with respect to bio energy manufacturing operations, changes in the worldwide price of agricultural commodities, crude oil, and/or certain other commodities; regulatory, legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with bio energy manufacturing operations or development activities; employee relations; transportation logistics; and the unpredictability of risks involved in the newly developing bio energy industry. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

CONTACT:
Clean Power Concepts Inc.
Cory Turner, Investor Relations
Ph: 888.559.9072